
                                   Exhibit 23



Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52667) pertaining to the Lincoln National Corporation Employees' Savings and Profit-Sharing Plan of our report dated June 24, 1998 with respect to the financial statements and schedules of the Lincoln National Corporation Employees' Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year-ended December 31, 1997.


                                           /S/ ERNST & YOUNG L.L.P.
Fort Wayne, Indiana
June 24, 1998

219-455-1263